EXHIBIT 32.1

CERTIFICATIONS OF JAMES M. WHITEHURST, PRESIDENT AND CHIEF EXECUTIVE

OFFICER, AND FRANK A. CALDERONI, EXECUTIVE VICE PRESIDENT, OPERATIONS AND

CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Red Hat, Inc. (“Red Hat”), that, to his knowledge, the Annual Report of Red Hat on Form 10-K for the year ended February 29, 2016 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Red Hat.

Date: April 26, 2016

	By:	/S/ JAMES M. WHITEHURST
James M. Whitehurst President and Chief Executive Officer (Principal Executive Officer)

Date: April 26, 2016

	By:	/S/ FRANK A. CALDERONI
Frank A. Calderoni Executive Vice President, Operations and Chief Financial Officer (Principal Financial Officer)